Exhibit 99.1

Erie Indemnity Reports Full Year and Fourth Quarter 2021 Results
Net Income per Diluted Share was $1.05 for the Quarter and $5.69 for the Year

Erie, Pa. - February 24, 2022 - Erie Indemnity Company (NASDAQ: ERIE) today announced financial results for the full year and quarter ending December 31, 2021. Net income was $297.9 million, or $5.69 per diluted share, in 2021, compared to $293.3 million, or $5.61 per diluted share, in 2020. Net income was $55.0 million, or $1.05 per diluted share, in the fourth quarter of 2021, compared to $62.8 million, or $1.20 per diluted share, in the fourth quarter of 2020.
The uncertainty resulting from COVID-19 and subsequent resulting conditions continues to evolve and the ultimate impact and duration remain uncertain at this time.

4Q and Full Year 2021
(dollars in thousands)	4Q'21	4Q'20	2021	2020
Operating income	$61,834	$65,052	$318,097	$338,157
Investment income	12,328	14,071	67,332	32,867
Interest and other expense, net	4,335	913	9,025	2,509
Income before income taxes	69,827	78,210	376,404	368,515
Income tax expense	14,785	15,425	78,544	75,211
Net income	$55,042	$62,785	$297,860	$293,304

2021 Full Year Highlights
Operating income before taxes decreased $20.1 million, or 5.9 percent, in 2021 compared to 2020.
◦Management fee revenue - policy issuance and renewal services increased $71.4 million, or 3.9 percent, in 2021 compared to 2020.
◦Management fee revenue allocated to administrative services decreased $1.2 million, or 2.0 percent, in 2021 compared to 2020.
◦Cost of operations - policy issuance and renewal services
–Commissions increased $57.2 million in 2021 compared to 2020 resulting from higher direct and affiliated assumed premiums written by the Exchange and higher agent incentive compensation.
–Non-commission expense increased $31.3 million in 2021 compared to 2020. Underwriting and policy processing costs increased $4.5 million primarily due to increased personnel costs and underwriting report costs. Information technology costs increased $11.3 million primarily due to increased hardware and software costs and personnel costs. Administrative and other expenses increased $14.2 million primarily driven by increased professional fees and building and equipment depreciation. Personnel costs in all categories were impacted by higher medical costs compared to the prior year as the COVID-19 pandemic reduced elective procedures in 2020.
◦The administrative services reimbursement revenue and corresponding cost of operations increased both total operating revenue and total operating expenses by $638.5 million in 2021 and $609.4 million in 2020, but had no net impact on operating income.

Income from investments before taxes totaled $67.3 million in 2021 compared to $32.9 million in 2020. Net investment income was $62.2 million in 2021 compared to $29.8 million in 2020. Included in net investment income is $31.7 million of limited partnership earnings in 2021 compared to limited partnership losses of $0.6 million in 2020. Net realized and unrealized gains on investments were $4.9 million in 2021 compared to $6.4 million in 2020.

4Q 2021 Highlights
Operating income before taxes decreased $3.2 million, or 4.9 percent, in the fourth quarter of 2021 compared to the fourth quarter of 2020.
◦Management fee revenue - policy issuance and renewal services increased $20.6 million, or 4.8 percent, in the fourth quarter of 2021 compared to the fourth quarter of 2020.
◦Management fee revenue allocated to administrative services decreased $0.7 million, or 4.5 percent in the fourth quarter of 2021 compared to the fourth quarter of 2020.
◦Cost of operations - policy issuance and renewal services
–Commissions increased $18.2 million in the fourth quarter of 2021 compared to the fourth quarter of 2020 primarily driven by direct and affiliated assumed written premium growth.
–Non-commission expense increased $4.6 million in the fourth quarter of 2021 compared to the fourth quarter of 2020 driven by increases in underwriting and policy processing costs, administrative and other expenses, and customer service costs.
◦The administrative services reimbursement revenue and corresponding cost of operations increased both total operating revenue and total operating expenses by $165.4 million and $158.2 million in the fourth quarter of 2021 and 2020, respectively, but had no net impact on operating income.

Income from investments before taxes totaled $12.3 million in the fourth quarter of 2021 compared to $14.1 million in the fourth quarter of 2020. Net investment income was $12.6 million in the fourth quarter of 2021 compared to $9.4 million in the fourth quarter of 2020. Included in net investment income is $5.0 million of limited partnership earnings in the fourth quarter of 2021 compared to $1.8 million in the fourth quarter of 2020. Net realized and unrealized losses on investments were $0.2 million in the fourth quarter of 2021 compared to net realized and unrealized gains of $4.8 million in the fourth quarter of 2020.

Webcast Information
Indemnity has scheduled a pre-recorded audio broadcast on the Web for 10:00 AM ET on February 25, 2022.  Investors may access the pre-recorded audio broadcast by logging on to www.erieinsurance.com.

Erie Insurance Group
According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 12th largest homeowners insurer, 13th largest automobile insurer and 13th largest commercial lines insurer in the United States based on direct premiums written. Founded in 1925, Erie Insurance is a Fortune 500 company and the 16th largest property/casualty insurer in the United States based on total lines net premium written. Rated A+ (Superior) by A.M. Best, ERIE has more than 6 million policies in force and operates in 12 states and the District of Columbia.

News releases and more information are available on ERIE's website at www.erieinsurance.com.

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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
Statements contained herein that are not historical fact are forward-looking statements and, as such, are subject to risks and uncertainties that could cause actual events and results to differ, perhaps materially, from those discussed herein.  Forward-looking statements relate to future trends, events or results and include, without limitation, statements and assumptions on which such statements are based that are related to our plans, strategies, objectives, expectations, intentions, and adequacy of resources.  Examples of forward-looking statements are discussions relating to premium and investment income, expenses, operating results, and compliance with contractual and regulatory requirements.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.  Among the risks and uncertainties, in addition to those set forth in our filings with the Securities and Exchange Commission, that could cause actual results and future events to differ from those set forth or contemplated in the forward-looking statements include the following:
•dependence upon our relationship with the Erie Insurance Exchange ("Exchange") and the management fee under the agreement with the subscribers at the Exchange;
•dependence upon our relationship with the Exchange and the growth of the Exchange, including:
◦general business and economic conditions;
◦factors affecting insurance industry competition;
◦dependence upon the independent agency system; and
◦ability to maintain our reputation for customer service;
•dependence upon our relationship with the Exchange and the financial condition of the Exchange, including:
◦the Exchange's ability to maintain acceptable financial strength ratings;
◦factors affecting the quality and liquidity of the Exchange's investment portfolio;
◦changes in government regulation of the insurance industry;
◦litigation and regulatory actions;
◦emergence of significant unexpected events, including pandemics;
◦emerging claims and coverage issues in the industry; and
◦severe weather conditions or other catastrophic losses, including terrorism;
•costs of providing policy issuance and renewal services to the Exchange under the subscriber's agreement;
•ability to attract and retain talented management and employees;
•ability to ensure system availability and effectively manage technology initiatives;
•difficulties with technology or data security breaches, including cyber attacks;
•ability to maintain uninterrupted business operations;
•outcome of pending and potential litigation;
•factors affecting the quality and liquidity of our investment portfolio; and
•our ability to meet liquidity needs and access capital.

A forward-looking statement speaks only as of the date on which it is made and reflects our analysis only as of that date.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in assumptions, or otherwise.

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